EXHIBIT 2.1

AMENDMENT NO. 1 TO CONTRIBUTION AND MERGER AGREEMENT

This Amendment No. 1 to Contribution and Merger Agreement (this “Amendment”) is made and entered into as of August 9, 2007, by and among (i) Catalytica Energy Systems, Inc., a Delaware corporation (“Catalytica”), (ii) Renegy Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Catalytica (“Holdings”), (iii) Snowflake Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), (iv) Renegy, LLC, an Arizona limited liability company (“Renegy”), (v) Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking”), (vi) Snowflake White Mountain Power, LLC, an Arizona limited liability company (“Snowflake” and, together with Renegy and Renegy Trucking, the “Companies”), (vii) Robert M. Worsley (“R. Worsley”), (viii) Christi M. Worsley (“C. Worsley”) and (ix) the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust” and, together with R. Worsley and C. Worsley, “Worsley”). All capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Contribution and Merger Agreement (the “Agreement”) dated as of May 8, 2007 by and among Catalytica, Holdings, Merger Sub, the Companies and Worsley.

WHEREAS, Section 2.13 of the Agreement provides that the Per Share Merger Consideration may be adjusted, prior to the mailing of the Proxy Statement/Prospectus to Catalytica’s stockholders, by the approval of the Board of Directors of Catalytica of an amendment to the Agreement, subject to the prior written approval of R. Worsley, which approval shall not be unreasonably withheld, conditioned or delayed, and which amendment shall be executed by all parties to the Agreement.

WHEREAS, the Board of Directors of Catalytica and R. Worsley have each approved of this Amendment to adjust the Per Share Merger Consideration.

WHEREAS, all the parties to the Agreement desire to amend the Agreement to adjust the Per Share Merger Consideration, with the intent that Holdings be able to comply with the minimum share price requirement for initial listing on the NASDAQ Global Market, and to make certain other changes.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Sections 1.2(a)(i) and (ii) of the Agreement are hereby amended and restated in their entirety to read as follows:

“(i) 3,774,048 shares of Holding Common Stock (as hereinafter defined) (the “Contribution Shares”), subject to adjustment pursuant to Section 2.13; and

(ii) warrants to purchase up to 2,473,023 shares of Holding Common Stock (the maximum number of shares issuable under the Warrants, the “Warrant Shares”) in the form set forth on Exhibit B hereto (“Warrants”), subject to adjustment pursuant to Section 2.13.  The Warrants shall have an initial per share exercise price equal to $16.38 (the “Warrant Exercise Price”), subject to adjustment pursuant to Section 2.13 and as set forth in the Warrants. The Parties hereby mutually agree that the fair market value of the Warrants as of the Closing Date for Federal and state income tax reporting shall be the fair market value as determined by an independent appraiser to be mutually agreed to by the Parties, and that such amount shall be reported by all Parties for such purposes as taxable boot under Section 351(b) of the Code.”

2. The last sentence of Section 1.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Any reduction of the Contribution Consideration pursuant to this Section 1.2(b) shall be effected by reducing the number of Contribution Shares by an amount (subject to adjustment pursuant to Section 2.13) equal to the quotient obtained by dividing (i) the amount by which the Closing Date Indebtedness exceeds the sum of (A) the Trade Payables, (B) the Excluded Indebtedness, (C) the Capital Lease Amounts, (D) the Transaction Expenses and (D) the Transfer Taxes (in the case of clauses (A) and (B), subject to the $53,250,000 cap described above), by (ii) $12.25.”

3. The first sentence of Section 2.7(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each share of outstanding Catalytica Common Stock (other than shares that are canceled pursuant to Section 2.7(c) and Dissenting Shares (as defined in Section 6.13(i)(i)) shall be converted into the right to receive from Holdings one-seventh (1/7th) of a share of Holdings Common Stock, subject to adjustment pursuant to Section 2.13 (the “Per Share Merger Consideration”).”

4. Section 11.2(d)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“tendering to Holdings such number of shares of Holdings Common Stock that is equal to the quotient obtained by dividing (A) the amount of the Damages for which indemnification is being made pursuant to Section 11.1(a) by (B) $12.25, rounded up to the nearest whole share.”

5. Section 11.3(d)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“issuing to the Worsley Trust such number of shares of Holdings Common Stock equal to the quotient obtained by dividing (x) the Adjusted Damages by (y) $12.25, rounded up to the nearest whole share.”

6. In accordance with Section 2.13 of the Agreement, the form of Warrant, attached as Exhibit B to the Agreement, is hereby amended to reflect the following adjustments resulting from the adjustment to the Per Share Merger Consideration pursuant to this Amendment: (i) the Warrants (as defined in the Warrant) shall be exercisable for an aggregate of 2,473,023 shares of Common Stock (as defined in the Warrant) at an exercise price of $16.38 per share (each as may be further adjusted pursuant to the terms of the Warrant or the Agreement), (ii) the number of Warrants (as defined in the Warrant) that shall vest pursuant to Section 9(a) of the Warrant shall be 824,341 (as may be further adjusted pursuant to the terms of the Warrant or the Agreement), (iii) the number of Warrants (as defined in the Warrant) that will vest pursuant to Section 9(b) of the Warrant is 824,341 (as may be further adjusted pursuant to the terms of the Warrant or the Agreement), (iv) the number of Warrants (as defined in the Warrant) that will vest pursuant to Section 9(c) of the Warrant is 824,341 (as may be further adjusted pursuant to the terms of the Warrant or the Agreement), and (v) all references to “5,000” set forth in Sections 2.1(a), 2.1(b), 5 and 6.2 of the Warrant are hereby amended to be references to “700.”

7. Article IV, Section 1 of the certificate of incorporation of Holdings to be effective as of the Closing, the form of which is attached as Exhibit E to the Agreement, is hereby amended and restated in its entirety to read as follows:

“1. Total Capital Authorized.1

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty-Four Million Five Hundred Thousand (44,500,000) shares, comprised of Forty-Three Million (43,000,000) shares of Common Stock with a par value of $0.001 per share (the “Common Stock”) and One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of $0.001 per share (the “Preferred Stock”).

[1]	Share numbers are subject to adjustment pursuant to the Contribution and Merger Agreement.”

8. Except as specified in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect, and any references therein to the Agreement shall refer to the Agreement as amended by this Amendment.

9. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Robert W. Zack
Name: Robert W. Zack

Title:	CEO/CFO

RENEGY HOLDINGS, INC.

By:	/s/ Robert W. Zack
Name: Robert W. Zack

Title:	CEO/CFO

SNOWFLAKE ACQUISITION CORPORATION

By:	/s/ Robert W. Zack
Name: Robert W. Zack

Title:	CEO/CFO

RENEGY, LLC

By:	/s/ Robert M. Worsley
Name: Robert M. Worsley

Title:	Manager

RENEGY TRUCKING, LLC

By:	/s/ Robert M. Worsley
Name: Robert M. Worsley

Title:	Manager

SNOWFLAKE WHITE MOUNTAIN
POWER, LLC

By:	/s/ Robert M. Worsley
Name: Robert M. Worsley

Title:	Manager

ROBERT M. WORSLEY

/s/  Robert M. Worsley

CHRISTI M. WORSLEY

/s/  Christi M. Worsley

ROBERT M. WORSLEY AND CHRISTI M.
WORSLEY REVOCABLE TRUST

By:	/s/ Robert M. Worsley
Name: Robert M. Worsley

Title:	Trustee

By:	/s/ Christi M. Worsley
Name: Christi M. Worsley

Title:	Trustee

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